UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2004

CANO PETROLEUM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50386	98 0401645
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

309 West 7th Street, Suite 1600, Fort Worth, TX  76102

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (817) 698-0900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01       Acquisition or Disposition of Assets.

On June 30, 2004, Cano Petroleum, Inc. (the “Registrant”, “we” or “us”) completed the purchase of all of the outstanding stock of Ladder Companies, Inc., d/b/a Ladder Energy Company, a Delaware corporation (“Ladder”) and Tri-Flow, Inc., an Oklahoma corporation (“Tri-Flow”, and together with Ladder, the “Ladder Companies”).  The Ladder Companies are engaged in oil and gas exploration and production and their assets include ownership of interests in 61 wells, including 51 that are located primarily in one field of approximately 4,500 acres in Grant County, Oklahoma.  Current net production from these wells is approximately 110 barrels of oil equivalent (“BOE”) per day and, based upon our engineer’s most recent estimate, proven reserves are approximately 622,000 BOE.  We expect to increase production on the existing wells through recompletions and remedial work with an anticipated eventual production of 200 BOE per day.  There is also potential for drilling up to 16 additional wells and opportunities for deeper drilling.

The acquisition was effective as of May 1, 2004.  The cost of the acquisition was approximately $2.2 million, net of operating income, and the source of the funds used to complete the purchase came from sales of our preferred equity.

Cano Energy Corporation (“CEC”), a company in which our President, S. Jeffrey Johnson, is a principal shareholder, entered into an agreement in October 2003 to purchase the oil and gas interests of the Ladder Companies.  CEC made a non-revocable deposit of $300,000 to the Ladder Companies to secure its performance, and when the agreement terminated in December 2003, the deposit was forfeited to the Ladder Companies.  The deposit was carried on the books of Ladder as a payable to CEC and immediately prior to the Closing, the deposit was returned to CEC pursuant to a pre-existing arrangement between Ladder and CEC.

Item 4.01       Changes in Registrant’s Certifying Accountant.

As a coincidence of the previously reported change of control of the Registrant, we have dismissed Russell Bedford Stefanou Mirchandani LLP as our certifying accounts and replaced them with Hein & Associates LLP.  Both the dismissal of Russell Bedford Stefanou Mirchandani LLP and the selection of Hein & Associates LLP were authorized and approved by the Registrant’s Board of Directors, and were effective on July 13, 2004.

During the past two years or any subsequent interim period, (i) we have not received an adverse opinion or disclaimer of opinion from Russell Bedford Stefanou Mirchandani LLP, but the audit reports for the years ended June 30, 2003 and 2002 contained an explanatory paragraph regarding the substantial doubt about the Company’s ability to continue as a going concern; (ii) their opinions were not qualified or modified as to uncertainty, audit scope or accounting principles, and (iii) there have been no disagreements with Russell Bedford Stefanou Mirchandani LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Russell Bedford Stefanou Mirchandani LLP, would have caused them to make reference to the subject matter of the disagreement in their report.  In particular, there were no “reportable events,” as such term is defined in Item 304 (a)(1)(v) of Regulation S-K, during the past two years or any subsequent interim period through July 13, 2004.  Russell Bedford Stefanou Mirchandani LLP has provided us with a letter confirming the statements in this paragraph.

Hein & Associates LLP was engaged on or about May 24, 2004, to audit Davenport Field Unit, LLC in connection with the previously reported acquisition of that entity by the Registrant.  Hein & Associates LLP was also engaged by the Registrant on or about May 19, 2004, to audit the Ladder Companies in connection with our acquisition of the stock of the Ladder Companies.  During the past two years or any subsequent interim period, Hein & Associates LLP has not consulted with us on any of the matters referenced in Item 304 (a)(2)(i) or (ii) of Regulation S-K, and Hein & Associates LLP has provided us with a letter to this effect.

Item 8.01   Other Events and Regulation FD Disclosure.

As previously reported, we have undertaken a financing with gross proceeds to us of up to $8,000,000 through the issuance of up to 8,000 shares of non-voting Series C Convertible Preferred Stock at a price of $1,000 per share.  Each share of Series C Convertible Preferred Stock is convertible, at any time, by the holder into shares of the Registrant’s common stock at an effective price of $3.75 per share, subject to adjustments downwards in the event that:

(i)                           the Registrant issues any common stock or securities convertible into common stock at an effective price of less than $3.75 per share until the date which is two years from issuance of the Series C Convertible Preferred Stock, in which case the effective price shall be that lower price; and

(ii)                        the Registrant fails to meet the Performance Milestones as required by the Management Stock Pool Stock Agreement (or the terms thereof are amended with the effect of reducing or eliminating the Performance Milestones), in which case the effective price shall be the lesser of (i) $3.75 per share or (ii) the average trailing five day bid price of the Registrant’s common stock on the over-the-counter Bulletin Board, less a 25% discount.

The Registrant will also grant to the holders of the Series C Convertible Preferred Stock demand registration rights.

As of August 23, 2004, we have received a total of $6,000,000 from sales of the Series C Convertible Preferred Stock.

Item 9.01       Financial Statements and Exhibits.

(a) Financial statements of businesses acquired:

Audited Financial Statements of the Ladder Companies.

(b) Pro forma financial information:

Pro-forma consolidated financial statements of the Registrant and the Ladder Companies.

(c) Exhibits:

2.1

Stock Purchase Agreement dated June 30, 2004, by and between Petroleum, Inc., as Buyer, and Jerry D. Downey and Karen S. Downey, as Sellers (Incorporated by reference to Form 8-K, filed with the Securities and Exchange Commission on July 15, 2004).

2.2	Management Stock Pool Agreement (Incorporated by reference to Form 8-K/A, filed with the Securities and Exchange Commission on August 11, 2004).

4.1	Certificate of Designation for Series C Convertible Preferred Stock (Incorporated by reference to Form 8-K, filed with the Securities and Exchange Commission on July 15, 2004).

16.1	Letter of Russell Bedford Stefanou Mirchandani LLP dated July 13, 2004 (Incorporated by reference to Form 8-K, filed with the Securities and Exchange Commission on July 15, 2004).

16.2	Letter of Hein & Associates LLP dated July 14, 2004 (Incorporated by reference to Form 8-K, filed with the Securities and Exchange Commission on July 15, 2004).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    August 26, 2004

CANO PETROLEUM, INC.

By:	/s/ Michael Ricketts
Michael Ricketts
Chief Financial Officer

INDEPENDENT REGISTERED ACCOUNTING FIRM’S REPORT

June 16, 2004

Ladder Energy Company and Tri-Flow, Inc.

Dallas, Texas

We have audited the accompanying combined balance sheet of Ladder Energy Company and Tri-Flow, Inc. (the “Companies”) as of December 31, 2003, and the related combined statements of operations, retained earnings, and cash flows for the years ended December 31, 2003 and 2002.  These financial statements are the responsibility of the Companies’ management.  Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Ladder Energy Company and Tri-Flow, Inc. as of December 31, 2003, and the results of their operations and their cash flows for the years ended December 31, 2003 and 2002, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the financial statements, on January 1, 2003, the Company adopted Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations.

“Hein & Associates LLP”

Hein & Associates LLP
Dallas, Texas
June 16, 2004

LADDER ENERGY COMPANY AND TRI-FLOW, INC.

COMBINED BALANCE SHEETS

	MARCH 31, 2004	DECEMBER 31, 2003
	(Unaudited)

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$558,406	$571,360
Accounts receivable	125,913	90,916
Prepayments	13,470	13,470
Total current assets	697,789	675,746

PROPERTY AND EQUIPMENT, AT COST (oil and gas properties on successful efforts method):
Producing leasehold costs	949,782	949,782
Lease and well equipment	598,800	598,800
Office and automotive equipment	77,856	111,505
	1,626,438	1,660,087
Less accumulated depreciation and depletion	(667,737)	(668,570)
Net property and equipment	958,701	991,517

Total assets	$1,656,490	$1,667,263

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable, trade	$59,220	$106,340
Oil and gas sales payable	18,840	15,296
Escrow funds payable	300,000	300,000
Current portion of asset retirement obligations	16,608	16,423
Total current liabilities	394,668	438,059

ASSET RETIREMENT OBLIGATIONS, net of current portion	222,597	220,114
Total liabilities	617,265	658,173

COMMITMENTS AND CONTINGENCIES (Notes 5 and 6)

SHAREHOLDERS’ EQUITY:
Common stock	1,000	1,000
Paid-in capital	612,201	612,201
Retained earnings	426,024	395,889
Total shareholders’ equity	1,039,225	1,009,090
Total liabilities and shareholders’ equity	$1,656,490	$1,667,263

See accompanying notes to these financial statements.

LADDER ENERGY COMPANY AND TRI-FLOW, INC.

COMBINED STATEMENTS OF INCOME

	THREE MONTHS ENDED MARCH 31,		YEARS ENDED DECEMBER 31
	2004	2003	2003	2002
	(Unaudited)	(Unaudited)
OPERATING REVENUES:
Crude oil and natural gas sales	$210,637	$251,727	$1,000,796	$560,278
Overhead income and other revenue	49,432	54,758	219,544	266,058
Total operating revenues	260,069	306,485	1,220,340	826,336

OPERATING COSTS AND EXPENSES:
Operations expense	89,837	114,842	436,061	253,738
Production taxes	14,270	13,441	68,347	39,600
Depreciation and depletion	17,126	30,273	121,091	116,584
Accretion of asset retirement obligations	2,668	2,543	10,173	—
General and administrative	80,243	92,306	434,401	449,120
Total expenses	204,144	253,405	1,070,073	859,042

OPERATING INCOME (LOSS)	55,925	53,080	150,267	(32,706)

OTHER INCOME (EXPENSE):
Gain on sale of assets	4,310	—	—	6,124
Loss on commodity derivatives	—	—	—	(31,815)
Other	2,659	(53)	7,385	10,082
Total other income (expense)	6,969	(53)	7,385	(15,609)

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	62,894	53,027	157,652	(48,315)

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	—	(96,552)	(96,552)	—

NET INCOME (LOSS)	$62,894	$(43,525)	$61,100	$(48,315)

See accompanying notes to these financial statements.

LADDER ENERGY COMPANY AND TRI-FLOW, INC.

COMBINED STATEMENTS OF RETAINED EARNINGS

THREE MONTHS ENDED MARCH 31, 2004 AND YEARS ENDED DECEMBER 31, 2003 AND 2002

RETAINED EARNINGS, January 1, 2002	$580,279

Distributions	(27,630)

Net loss	(48,315)

RETAINED EARNINGS, December 31, 2002	504,334

Distributions	(169,545)

Net income	61,100

RETAINED EARNINGS, December 31, 2003	395,889

Distributions (unaudited)	(32,759)

Net income (unaudited)	62,894

RETAINED EARNINGS, March 31, 2004 (unaudited)	$426,024

See accompanying notes to these financial statements.

LADDER ENERGY COMPANY AND TRI-FLOW, INC.

COMBINED STATEMENT OF CASH FLOWS

	THREE MONTHS ENDED MARCH 31,		YEARS ENDED DECEMBER 31,
	2004	2003	2003	2002
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$62,894	$(43,525)	$61,100	$(48,315)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and depletion	17,126	30,273	121,091	116,584
Gain on sale of assets	(4,310)	—	—	(6,124)
Accretion of asset retirement obligations	2,668	2,543	10,173	—
Cumulative effect of change in accounting principle	—	96,552	96,552	—
Changes in operating and assets and liabilities:
Accounts receivable	(34,997)	(74,792)	(39,889)	7,322
Prepayments	—	—	925	—
Accounts payable	(47,120)	(24,385)	32,930	(41,895)
Oil and gas sales payable	3,544	4,428	(5,040)	(11,896)
Net cash provided by (used in) operating activities	(195)	(8,906)	277,842	15,676

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property and equipment	—	(25,000)	(52,250)	(33,000)
Proceeds from sale of assets	20,000	—	—	30,950
Receipt of escrow funds	—	—	300,000	—
Net cash provided by (used in) investing activities	20,000	(25,000)	247,750	(2,050)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of shareholder notes	—	—	(8,128)	(28,787)
Distributions	(32,759)	—	(169,545)	(27,630)
Net cash used in financing activities	(32,759)	—	(177,673)	(56,417)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(12,954)	(33,906)	347,919	(42,791)

CASH AND CASH EQUIVALENTS, beginning of period	571,360	223,441	223,441	266,232

CASH AND CASH EQUIVALENTS, end of period	$558,406	$189,535	$571,360	$223,441

See accompanying notes to these financial statements.

LADDER ENERGY COMPANY AND TRI-FLOW, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

(the period subsequent to December 31, 2003 is unaudited)

1.               SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations and Basis of Presentation

Ladder Energy Company and Tri-Flow, Inc. (the “Companies”) are engaged in oil and gas exploration and production (primarily in Oklahoma).  The financial statements of the Companies have been combined due to common ownership.  Activities of other affiliated entities are not reflected in these financial statements.

Property and Equipment

The Companies’ oil and gas producing activities are accounted for using the successful efforts method of accounting in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 19, Financial Accounting and Reporting by Oil and Gas Producing Companies.

In accordance with SFAS No. 19, the costs incurred to acquire property (proved and unproved), all development costs and costs of drilling exploratory wells that find proved oil and gas reserves are capitalized.  The costs of exploratory wells currently being drilled are capitalized pending determination as to whether such wells have found proved oil and gas reserves.  Upon final determination, such costs are either charged to operations or capitalized as producing oil and gas properties.

Office and automotive equipment is stated at cost.  Normal maintenance and repairs are charged to operating expenses as incurred.  Material expenditures that increase the life of an asset are capitalized and depreciated over the estimated remaining useful life of the asset.

Depreciation and Depletion

Depreciation and depletion of producing oil and gas properties are computed using the unit-of-production method based on estimated proved developed reserves determined by the Companies’ petroleum engineers.  Office and automotive equipment are depreciated using the straight-line method over estimated lives ranging from five to ten years.

In accordance with SFAS No. 144, Accounting for the Impairment and Disposal of Long-Lived Assets, the undiscounted future anticipated cash flow expected to be generated by an asset is compared to the carrying value of that asset.  If the undiscounted expected cash flow exceeds the carrying value of the asset, no adjustment is required.  If the carrying value exceeds the undiscounted future cash flow, the carrying value is reduced to discounted expected future cash flow to reflect impairment.  The impairment loss is recorded as an expense in the current period.  The Companies recorded no impairment expenses during 2003 or 2002.

Asset Retirement Obligations

On January 1, 2003, the Companies adopted Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations (“Statement 143”).  Statement 143 requires that the fair value of a liability for an asset retirement obligation (“ARO”) be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made.  The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset.  The Companies will incur asset retirement costs upon plugging and abandonment of its oil and gas producing properties.  As a result of adoption of Statement 143, the Companies recorded a current ARO of $8,616, a long-term ARO of $117,244 and capitalized $125,860 to the cost of oil and gas properties.  The Companies also adjusted accumulated depletion as of January 1, 2003 to the amount that would have been recognized from the date of acquisition of the various properties resulting from the additional capitalized amount.  The net effect of this increase in accumulated depletion of $50,361 and the estimated accretion expense of $46,191 that would have been recognized from the date of acquisition of the various properties through January 1, 2003 appears in the statement of operations as a cumulative effect of change in accounting principle of $96,552.  The effect of adopting FAS 143 in 2003 was to decrease income before change in accounting principle by approximately $27,000 for the 2003 year.

Assuming the Company adopted Statement 143 on January 1, 2002, the current and non-current ARO would have amounted to approximately $165,000 at that date and net income would have been reduced by approximately $17,000 for the year ended December 31, 2002.

The following is an analysis of the asset retirement obligation for the three months ended March 31, 2004 and the year ended December 31, 2003:

Balance, January 1, 2003	$172,051
Liabilities incurred	54,313
Liabilities settled	—
Accretion expense	10,173
Revisions in estimated cash flows	—
Balance, December 31, 2003	236,537
Accretion expense	2,668
Balance, March 31, 2004	$239,205

Cash and Cash Equivalents

The Companies consider all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

The Companies place their cash with financial institutions deemed by management to be of high credit quality.  The amount on deposit in any one institution may exceed federally insured limits.  At December 31, 2003, the Companies had cash in banks in excess of federally insured limits amounting to $471,360.

Accounts Receivable

Accounts receivable consists of uncollateralized accrued revenues due under normal trade terms, generally requiring payment within 60 days of production, and uncollateralized joint interest owner obligations due within 30 days of the invoice date.  No interest is charged on past-due balances.  Payments made on all accounts receivable are applied to the earliest unpaid items.  Management reviews receivables periodically and reduces the carrying amount by a valuation allowance that reflects management’s best estimate of the amount that may not be collectible.  No such allowance was necessary at December 31, 2003 or 2002.

Federal Income Tax

The shareholders of the Companies have elected to be treated under Subchapter S of the Internal Revenue Code.  Therefore, there is no provision for federal income tax presented on the financial statements because the tax responsibility is at the shareholder level.

Revenue and Expense Recognition

The Companies’ policy is to recognize revenue and expense on the accrual method of accounting.  Accordingly, revenue is recognized when the minerals are sold, and expense is recorded when incurred.

Derivative Activity

The Companies follow Statement of Financial Accounting Standards No. 133 (“SFAS 133”), Derivative Instruments and Hedging Activities.  Under SFAS 133, all derivative instruments are recorded on the balance sheet at fair value.  Changes in the derivative’s fair value are currently recognized in earnings unless specific hedge accounting criteria are met.  The Companies typically do not designate open derivatives transactions as hedges, and therefore, recognize changes in fair value and monthly settlements currently in earnings. Although the Companies do not currently hold any derivative instruments, the Companies had realized losses on derivative transactions of $31,815 during the year ended December 31, 2002.

Use of Estimates

The preparation of financial statements based upon accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  The actual results could differ from the estimates.  Significant assumptions are required in the estimates of oil and gas reserves, which as described above, can affect the amounts at which oil and gas properties are recorded.  Actual results can differ from estimates, and such differences can be material.

Fair Value of Financial Instruments

The reported values of cash and cash equivalents, accounts receivable and accounts payable approximate fair value because of the short maturity of those instruments.

Unaudited Information

The combined financial statements for the three months ended March 31, 2004 and 2003 included herein have been prepared without audit, pursuant to the rules and regulations of the U.S. Securities and Exchange Commission.  Certain information and notes normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations.  The financial statements reflect all adjustments that are, in the opinion of management, necessary for a fair statement of the results for the interim periods.  Such adjustments are considered to be of a normal recurring nature unless otherwise identified.  Results of operations for the three-month period ended March 31, 2004 are not necessarily indicative of the results of operations that will be realized for the year ending December 31, 2004.

2.               OIL AND GAS SALES PAYABLE

Oil and gas sales payable represent monies received by the Companies in the ordinary course of business on behalf of outside working interest owners and royalty interest owners on properties operated by the Companies.  The funds are either disbursed to the owners in subsequent months or used to offset accounts receivable.

3.               ESCROW FUNDS PAYABLE

Escrow funds payable represent a deposit received in connection with an agreement to sell substantially all of the Companies’ oil and gas producing assets.  Such agreement terminated in December 2003, and at that time, the deposit was forfeited by the potential buyer.  The Companies are currently negotiating in good faith with the potential buyer for the return of the deposit, and as such, have recorded the deposit as a current liability.

4.              COMMON STOCK

The Companies’ common stock consisted of the following at December 31, 2003:

	Par Value	Paid-in Capital
Ladder Energy Company – no par value, 1,000 shares authorized, issued and outstanding	$500	$606,033
Tri-Flow, Inc. – $1.00 par value, 500 shares authorized, issued and outstanding	500	6,168
	$1,000	$612,201

5.              LEASING ARRANGEMENTS

The Companies lease their office space from affiliates under informal, month-to-month operating lease arrangements. Rents paid to the affiliates amounted to $27,500 and $28,873 during the years ended December 31, 2003 and 2002, respectively.

6.              COMMITMENTS AND CONTINGENCIES

Litigation

The Companies are involved in various claims and legal actions arising in the normal course of business.  In the opinion of management, the resolution of these matters is not expected to have a material adverse effect on the Companies’ financial position or net income.

Environmental

The Companies are subject to various state, local, and federal environmental laws and regulations.  The Companies strives to meet the various regulations and monitors changes by the governmental agencies.  The Companies is not aware of any violations related to environmental issues.

7.              SUPPLEMENTARY FINANCIAL INFORMATION FOR OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED)

All of the Companies’ operations are directly related to oil and gas producing activities in the state of Oklahoma.

Proved Reserves

Proved oil and gas reserves have been estimated by independent petroleum engineers.  Proved reserves are the estimated quantities that geologic and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions.  Proved developed reserves are the quantities expected to be recovered through existing wells with existing equipment and operating methods.  Due to the inherent uncertainties and the limited nature of reservoir data, such estimates are subject to change as additional information becomes available.  The reserves actually recovered and the timing of production of these reserves may be substantially different from the original estimate.  Revisions result primarily from new information obtained from development drilling and production history and from changes in economic factors.  The reserve information is as follows:

	Oil (Bbls)	Natural Gas (Mcf)

Reserves at December 31, 2001	224,920	2,157,291
Revisions of previous estimates	27,127	373,711
Production	(15,379)	(160,592)
Reserves at December 31, 2002	236,668	2,370,410
Revisions of previous estimates	12,976	157,427
Production	(13,764)	(152,638)
Reserves at December 31, 2003	235,880	2,375,199

Standardized Measure

The standardized measure of discounted future net cash flows (“standardized measure”) and changes in such cash flows are prepared using assumptions required by the Financial Accounting Standards Board.  Such assumptions include the use of year-end prices for oil and gas and year-end costs for estimated future development and production expenditures to produce year-end estimated proved reserves.  Year-end prices are not adjusted for the effect of hedge derivatives.  Discounted future net cash flows are calculated using a 10% rate.

As of December 31, 2003, estimated well abandonment costs, net of salvage, are deducted from the standardized measure using year-end costs.  Such abandonment costs are recorded as a liability on the consolidated balance sheet using estimated values of the projected abandonment date and discounted using a risk-adjusted rate at the time the well is drilled or acquired.

The standardized measure does not represent management’s estimate of the future cash flows or the value of proved oil and gas reserves.  Probable and possible reserves, which may become proved in the future, are excluded from the calculations.  Furthermore, year-end prices used to determine the standardized measure of discounted cash flows are influenced by seasonal demand and other factors and may not be the most representative in estimating future revenues or reserve data.

Price and cost revisions are primarily the net result of changes in year-end prices, based on beginning of year reserve estimates.  Quantity estimate revisions are primarily the result of the extended economic life of proved reserves and proved undeveloped reserve additions attributable to increased development activity.

The average realized oil prices for the twelve months ended December 31, 2003 and 2002 were $29.58 and $23.85, respectively.  The average realized gas prices for the same two periods were $4.56 and $2.88, respectively.  The standardized measure of discounted estimated future net cash flows related to proved oil reserves at December 31, 2003 and 2002 is as follows:

	2003	2002

Future cash inflows	$22,856,000	$20,274,000
Future production and development costs	9,601,000	8,872,000
Future net cash flows, before income tax	13,255,000	11,402,000
Future income taxes	—	—
Future net cash flows	13,255,000	11,402,000
10% annual discount	(5,553,000)	(4,922,000)
Standardized measure of discounted net cash flows	$7,702,000	$6,480,000

The primary changes in the standardized measure of discounted estimated future net cash flows for the years ended December 31, 2003 and 2002 were as follow:

	2003	2002

Beginning of year	$6,480,000	$3,683,000
Sales of oil produced, net of production costs	(498,000)	(453,000)
Effect of change in prices	1,229,000	2,478,000
Net change due to quantity estimates	498,000	961,000
Revisions of estimates and other	(7,000)	(189,000)
End of year	$7,702,000	$6,480,000

***************

CANO PETROLEUM, INC.

UNAUDITED PRO FORMA COMBINED

FINANCIAL STATEMENTS

The unaudited pro forma combined financial statements were prepared to present the effect of the following business combinations:

• the merger of Huron Ventures, Inc. (“Huron”) and the Davenport Field Unit (“Davenport”) on May 28, 2004 and

• the acquisition of the Ladder Companies, Inc. (“Ladder”) on June 30, 2004.

These business combinations were financed by the issuance of Series B and Series C preferred stock totaling $2 million and $6 million, respectively.

Effective with the merger, Huron changed its name to Cano Petroleum, Inc. (“Cano”).  The amounts reported on Huron’s 10-QSB/A filed for the first quarter of 2004 are presented in the unaudited pro forma combined financial statements under Cano Petroleum historical amounts.

The unaudited pro forma combined balance sheet of Cano as of March 31, 2004, gives effect to the business combinations as if they had occurred on March 31, 2004.

The unaudited pro forma combined statement of operations of Cano as of March 31, 2004, gives effect to the business combinations as if they had occurred on April 1, 2003. The unaudited pro forma combined financial statements of Cano have been included as required by the rules of the Securities and Exchange Commission and are provided for comparative purposes only.

The unaudited pro forma combined financial statements of Cano are presented based on the historical consolidated statements of Cano (formerly Huron), Davenport, and Ladder, and should be read in conjunction with such financial statements and the related notes thereto. The unaudited pro forma combined financial statements of Cano are based upon assumptions and include adjustments as explained in the notes to the unaudited pro forma combined financial statements, and the actual recording of the transactions could differ.  The unaudited pro forma combined financial statements of Cano are not necessarily indicative of the financial results that would have occurred had the merger been effective on and as of the dates indicated and should not be viewed as indicative of operations in the future.

UNAUDITED PRO FORMA COMBINED

BALANCE SHEET

As of March 31, 2004

	Cano Petroleum Historical Amounts	Davenport Field Unit Historical Amounts	Ladder Companies Historical Amounts	Pro Forma Adjustment		Combined Pro Forma Amounts
ASSETS
Current assets
Cash and cash equivalents	$2,830	$77	$571,360	$1,926,556	(b)	$5,073,554
				(805,284	)(c)
				(300,000	)(h)
				5,926,556	(i)
				(2,248,542	)(j)
Accounts receivable	—	—	90,916	—		90,916
Prepayments	—	—	13,470	—		13,470
Receivable from Cano Energy Company	—	4,000	—	—		4,000
Total current assets	2,830	4,077	675,746	4,499,286		5,181,940
Oil and gas properties, successful efforts method, less accumulated depletion	—	704,005	991,517	57,995	(a)	2,992,969
				1,239,452	(j)
Goodwill	—	—	—	121,404	(a)	121,404
TOTAL ASSETS	$2,830	$708,082	$1,667,263	$5,918,137		$8,296,312

LIABILITIES AND (DEFICIENCY IN) SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$3,500	$—	$106,340	$35,000	(b) (i)	$144,840
Oil and gas sales payable	—	—	15,296	—		15,296
Escrow funds payable	—	—	300,000	(300,000	)(h)
Payable to Vaca Operating Company	—	67,051	—	360,964	(a)
				(428,015	)(c)
Advance from related party	70,000	—	—	(70,000	)(d)
Current portion of asset retirement obligations	—	—	16,423	—		16,423
Notes payable - Bluebonnet Resources Corporation	—	377,269	—	(377,269	)(c)	—
Total current liabilities	73,500	444,320	438,059	(779,320)		176,559
Long-term liabilities
Asset retirement obligations	—	82,197	220,114	—		302,311
Commitments and contingencies	—	—	—	—		—
(Deficiency in) shareholders’ equity
Preferred stock
Series A, no shares issued or outstanding	—	—	—	—	(e)	—
Series B; 8,000 shares authorized and 2,000 shares issued and outstanding	—	—	—	1,909,056	(b)	1,909,056
Series C; 8,000 shares authorized and 6,000 shares issued and outstanding	—	—	—	5,909,056	(i)	5,909,056
Common stock, par value $.0001 per share; 50,000,000 authorized; 15,647,204 issued and outstanding at March 31, 2004	698	—	1,000	1,000	(e)	2,215
				517	(a)
				(1,000	)(j)
Additional paid-in capital	6,249,754	388,817	612,201	(388,817	(a)	8,572,487
				2,323,733	(a)
				(1,000	)(e)
				(612,201	)(j)
(Accumulated deficit) Retained Earnings	(6,321,122)	(207,252)	395,889	207,252	(a)	(6,251,122)
				70,000	(d)
				(395,889	)(j)
Deferred compensation	—	—		(2,324,250	)(a)	(2,324,250)
Treasury stock at cost, 6,500,000 shares	—	—		—	(d)	—
Total (deficiency in) shareholders’ equity	(70,670)	181,565	1,009,090	6,697,457		7,817,442
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,830	$708,082	$1,667,263	$5,918,137		$8,296,312

See Notes to Unaudited Pro Forma Combined Financial Statements.

UNAUDITED PRO FORMA COMBINED

STATEMENT OF OPERATIONS

Twelve Months Ended March 31, 2004

	Cano Petroleum Historical Amounts	Davenport Field Unit Historical Amounts	Ladder Companies Historical Amounts	Pro Forma Adjustment		Combined Pro Forma Amounts

Operating Revenues:
Crude Oil and Natural Gas Sales	$—	$93,849	$1,000,796	$—		$1,094,645
Overhead income and other revenue	—	—	219,544	—		219,544
	—	93,849	1,220,340	—		1,314,189

Operating Expenses:
Lease operating expenses	—	184,010	504,408	—		688,418
Selling, general, and adminstrative	88,009	—	434,401	1,162,125	(g)	1,684,535
Accretion of asset retirement obligations	—	7,821	10,173	—		17,994
Depletion and depreciation	—	20,118	121,091	11,955	(f) (k)	153,164
Total expenses	88,009	211,949	1,070,073	1,174,080		2,544,111

Operating Income (Loss)	(88,009)	(118,100)	150,267	(1,174,080)		(1,229,922)

Interest Charges and Other Income and Deductions	—	(51,961)	7,385	—		(44,576)

Net Income (Loss) Before Cumulative Effect of Change in Accounting Principle	(88,009)	(170,061)	157,652	(1,174,080)		(1,274,498)

Cumulative Effect of Change in Accounting Principle	—	(7,555)	(96,552)	—		(104,107)

Net Income (Loss)	$(88,009)	$(177,616)	$61,100	$(1,174,080)		$(1,378,605)

See Notes to Unaudited Pro Forma Combined Financial Statements.

NOTES TO UNAUDITED PRO FORMA

COMBINED FINANCIAL STATEMENTS

(a)	To record the merger of Huron and Davenport pursuant to the Agreement and Plan of Merger dated May 26, 2004. Calculation of Purchase Price:

• Cash	$1,000
• Cano Petroleum common stock	2,324,250
• Asset Retirement Obligations	82,197
• Notes Payable to Bluebonnet Resources	377,269
• Assurance of Payment of Indebtedness	427,015
• Total Purchase Price	$3,211,731

Allocation of Purchase Price:
• Accounts Receivable	$4,000
• Cash	77
• Oil & Gas Properties	762,000
• Goodwill	121,404
• Deferred compensation	2,324,250
$3,211,731

Oil & Gas Properties, net of accumulated depletion	704,005
Increase in Oil & Gas Properties	$57,995

The purchase price calculation and allocation are subject to changes based on financial activity that occurred after March 31, 2004 and the fair market valuation of oil and gas properties. These amounts are expected to be finalized for the Company’s year end reporting period, which is June 30, 2004.

(b)	To record cash received from the issuance of $2 million of Series B preferred stock, net of issuance costs of $70,444 and accrued registration fees of $17,500.

(c)	To record payments for amounts due to Bluebonnet Resources and Vaca Operating Company / Cano Energy Company as required by the Agreement and Plan to Merger dated May 26, 2004.

(d)	To record forgiveness of debt aggregating $70,000 and to recognize the return of 6,500,000 shares of Huron stock to treasury, pursuant to the Agreement and Plan to Merger dated May 26, 2004.

(e)	To record the conversion of all Series A convertible preferred stock into 10,000,000 shares of Cano common stock.

(f)

To record additional depletion expense of $2,690 on the additional costs allocated to producing properties as shown in note (a). The effective depletion rate for Cano Petroleum was 3.0% for the twelve months ended March 31, 2004.

(g)	To record a full year amortization expense for deferred compensation of $1,162,125.

(h)	To record the refund of a $300,000 deposit back to the Cano Energy Company immediately prior to the purchase of the Ladder Companies by Cano Petroleum.

(i)	To record cash received from the issuance of $6 million of Series C preferred stock, net of issuance costs of $70,444 and accrued registration fees of $17,500.

(j)	To record purchase of Ladder Companies by Cano Petroleum. Calculation of Purchase Price:

• Net acquisition price	$2,248,542
• Asset Retirement Obligations	236,537
• Assurance of Payment of Indebtedness	121,636
• Total Purchase Price	$2,606,715

Allocation of Purchase Price:
• Accounts Receivable	$104,386
• Cash	271,360
• Oil & Gas Properties	2,230,969
$2,606,715

Oil & Gas Properties, net of accumulated depletion	991,517
Increase in Oil & Gas Properties	$1,239,452

The purchase price calculation and allocation are subject to changes based on financial activity that occurred after March 31, 2004 and the fair market valuation of oil and gas properties.  These amounts are expected to be finalized for the Company’s year end reporting period, which is June 30, 2004.

(k)                                  To record additional depletion expense of $9,265 on the additional costs allocated to producing properties as shown in note (j).  The effective depletion rate for Ladder was 5.8% for the twelve months ended March 31, 2004.

Pro Forma Supplementary Financial Information for Oil and Gas Producing Activities (Unaudited)

The following tables present certain unaudited pro forma information concerning Cano’s proved oil and gas reserves giving effect to the business combinations with Davenport and Ladder as if it had occurred on April 1, 2003. There are numerous uncertainties inherent in estimating the quantities of proved reserves and projecting future rates of production and timing of development expenditures.  The following reserve data represent estimates only and should not be construed as being exact.  The proved oil reserve information for Davenport is as of March 31, 2004 and reflects prices and costs as of that date. The proved oil and gas reserve information for Ladder is as of December 31, 2003 and reflects prices and costs as of that date.

Reserves:

	Davenport	Ladder	Ladder	Cano Combined Pro Forma
	Oil (Barrels)	Oil (Barrels)	Gas (Mcf)	Oil (Barrels)	Gas (Mcf)

Reserves at the beginning of twelve month period	73,500	236,668	2,370,410	310,168	2,370,410
Revisions of prior estimates	—	12,976	157,427	12,976	157,427
Production	(2,200)	(13,764)	(152,638)	(15,964)	(152,638)
Reserves at the end of twelve month period	71,300	235,880	2,375,199	307,180	2,375,199

Standardized Measure of Discounted Future Cash Flows:

	Davenport	Ladder	Cano Pro Forma
Future cash inflows	$2,283,000	$22,856,000	$25,139,000
Future production and development costs	1,224,000	9,601,000	10,825,000
Future net cash flows, before income taxes	1,059,000	13,255,000	14,314,000
Future income taxes	—	—	—
Future net cash flows	1,059,000	13,255,000	14,314,000
10% annual discount	(533,000)	(5,553,000)	(6,086,000)
Standardized measure of discounted net cash flows	$526,000	$7,702,000	$8,228,000

Changes in Standardized Measure of Discounted Future Cash Flows:

	Davenport	Ladder	Cano Pro Forma
Balance at beginning of the period	$466,000	$6,480,000	$6,946,000
Sales of oil produced, net of production costs	(121,000)	(498,000)	(619,000)
Effect of change in prices	45,000	1,229,000	1,274,000
Accretion of estimates and other	46,000	498,000	544,000
Revisions of estimates and other	90,000	(7,000)	83,000
Balance at end of period	$526,000	$7,702,000	$8,228,000

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